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                                                                     EXHIBIT 4.2

                        FORM OF SECURITYHOLDERS AGREEMENT

                  SECURITYHOLDERS AGREEMENT (this "Agreement"), dated as of February [ ], 2005, by and among WCA Management Corporation, a Delaware corporation, those certain individuals associated with Welsh Carson Anderson & Stowe listed on the signature pages hereto, Welsh Carson Anderson & Stowe IX, L.P., a Delaware limited partnership, WCAS IX Associates LLC, a Delaware limited liability company, those certain members of WCAS IX Associates LLC listed on the signature pages hereto, WCAS Capital Partners III, LP, a Delaware limited partnership, Welsh Carson Anderson & Stowe VIII, L.P., a Delaware limited partnership, WCAS VIII Associates LLC, a Delaware limited liability company and those certain members of WCAS VIII Associates LLC listed on the signature pages hereto (collectively, the "Welsh Investors"), Vestar Capital Partners III, L.P., a Delaware limited partnership, Vestar Capital Partners IV, L.P., a Delaware limited partnership and Vestar/Valor, LLC, a Delaware limited liability company (together with Vestar Capital Partners III, L.P. and Vestar Capital Partners IV, L.P., the "Vestar Investors"), Citicorp Venture Capital Ltd., a New York corporation, those certain individuals affiliated with Citicorp Venture Capital Ltd. listed on the signature pages hereto, CCT Partners VI, L.P., a Delaware limited partnership and Citicorp Mezzanine III L.P., a Delaware limited partnership (collectively, the "CVC Investors"), Guayacan Private Equity Fund, L.P., a [DELAWARE] limited partnership ("Guayacan") and those certain individuals and entities listed on the signature pages hereto under the heading "Additional Holders" (the "Additional Holders" and, together with the Welsh Investors, the Vestar Investors, the CVC Investors and Guayacan, the "Investors") and Valor Communications Group, Inc. (the "Company"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in each of the Contribution Agreements (as defined below), including Annex A thereto.

                  WHEREAS, each of the Investors has entered into a Contribution Agreement of even date herewith (each, a "Contribution Agreement") with the Company pursuant to which each Investor has agreed to transfer to the Company its respective direct or indirect equity interests in certain affiliates of the Company in exchange for shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"); and

                  WHEREAS, the Company has agreed to provide certain registration rights to the Investors with respect to any Registrable Securities (as defined below) held by them upon the terms and subject to the conditions set forth herein; and

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                  "Board" shall mean the Board of Directors of the Company.
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                  "Commission" shall mean the Securities and Exchange
         Commission, or any other Federal agency at the time administering the Securities Act.

                  "Company" shall have the meaning set forth in the Recitals hereof and shall include any Successor Issuer.

                  "Company Offering" shall have the meaning set forth in Section 4(e) hereof.

                  "Contribution Agreement" shall have the meaning set forth in the Recitals hereof.

                  "CVC Investors" shall have the meaning set forth in the Recitals hereof.

                  "CVC Majority" shall mean persons holding a majority of Registrable Securities held by all CVC Investors.

                  "Delay Notice" shall have the meaning set forth in Section 4(e) hereof.

                  "Governmental Entity" shall mean any court, department, body, board, bureau, administrative agency or commission or other governmental authority or instrumentality in the United States.

                  "Information Delay Notice" shall have the meaning set forth in
         Section 4(e) hereof.

                  "Inspectors" shall have the meaning specified in Section 7(l) hereof.

                  "Investors" shall have the meaning set forth in the Recitals hereof.

                  "Long-Form Registrations" shall have the meaning set forth in
         Section 4(a) hereof.

                  "Majority Sellers" shall mean a majority (based on the number of Registrable Securities owned) of the Investors whose Registrable Securities will be sold pursuant to a particular registration contemplated by this Agreement.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Original Holdings" shall mean, with respect to the Welsh Investors and the Vestar Investors, such number of shares of Common Stock as is equal to the number of shares of Common Stock issued to such Investors pursuant to such Investors' Contribution Agreements.

                  "Registration Expenses" shall mean the expenses so described in Section 8 hereof.

                  "Registrable Securities" shall mean (i) the Common Stock issued to each Investor pursuant to each Investor's Contribution Agreement, (ii) any other Common Stock otherwise acquired by any Investor, (iii) any Common Stock or other common equity interests of the Company issued in respect of the securities described in clauses
         (i) or (ii) above by way of stock split, stock dividend, combination or reclassification and (iv) any securities issued to the Investors by the Company or any other entity in connection with a


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         merger, consolidation, business combination, recapitalization, reorganization and/or exchange of the securities described in clauses
         (i) through (iii) above for other securities of the Company or such other entity (such other entity being referred to herein as a "Successor Issuer").

                  "Requesting Party" shall have the meaning set forth in Section 4(a) hereof.

                  "Restricted Securities" shall mean all Registrable Securities that have not yet been registered pursuant to the Securities Act or that are held by an affiliate of the Company.

                  "Securities Act" shall mean the Securities Act of 1933 or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean the expenses so described in
         Section 8 hereof.

                  "Shelf Registration Statement" shall have the meaning set forth in Section 4(d) hereof.

                  "Short-Form Registrations" shall have the meaning set forth in
         Section 4(a) hereof.

                  "Successor Issuer" shall have the meaning set forth in clause
         (iv) of the definition of "Registrable Securities" set forth above.

                  "Threshold Amount" shall have the meaning specified in Section 4(a) hereof.

                  "Transaction Delay Notice" shall have the meaning set forth in
         Section 4(e) hereof.

                  "Underwriting Agreement" shall mean that certain purchase agreement, dated as of [ ], 2005, by and among the Company, Valor Telecommunications LLC and the underwriters named therein.

                  "Vestar Designee" shall have the meaning set forth in Section 9(b) hereof.

                  "Vestar Investors" shall have the meaning set forth in the Recitals hereof.

                  "Vestar Majority" shall mean persons holding a majority of Registrable Securities held by all Vestar Investors.

                  "Welsh Designee" shall have the meaning set forth in Section 9(a) hereof.

                  "Welsh Investors" shall have the meaning set forth in the Recitals hereof.

                  "Welsh Majority" shall mean persons holding a majority of Registrable Securities held by all Welsh Investors.


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                  2. Restrictive Legend. Each certificate, if any, representing
Restricted Securities and, except as otherwise provided in Section 3 hereof, each certificate, if any, issued upon exchange or transfer of any such securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

                  3. Notice of Proposed Transfer.


                  Except as provided below, prior to any proposed transfer of any Restricted Securities (other than transfers of Registrable Securities under the circumstances described in Section 4 or Section 5 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, it being understood that written notice of such proposed transfer given by the holder of Restricted Securities to the transfer agent for equity interests of the Company shall be deemed to satisfy this notice requirement. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, except as provided below, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon such holder shall be entitled to transfer such securities in accordance with the terms of its notice. Such Restricted Securities may be distributed by any Investor to its partners, members or stockholders without prior notice to the Company and without an opinion of counsel, and may be sold in accordance with Rules 144 or 144A under the Securities Act without an opinion of counsel, provided that, in the case of a sale, the Company shall have received such information as the Company may request to provide it with reasonable assurance that the provisions of Rules 144 or 144A have been satisfied. Each certificate, if any, for Restricted Securities transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

                  4. Demand Registrations; Shelf Registration.

                  (a) Demand Registrations. At any time after the expiration of the periods set forth in the lock-up agreements executed in connection with the Underwriting Agreement (or earlier waiver of, or release from such periods), either the Welsh Majority or the Vestar Majority (the "Requesting Party") may request the Company effect the registration under the Securities Act of all or any portion of the Registrable Securities held by such Requesting Party on Form S-1 or any similar long-form registration ("Long-Form Registrations"), or, if available, on Form S-3 or any similar short-form registration ("Short-Form Registrations"), for sale in the manner specified in such notice; provided that the Company shall have no obligation to effect a registration pursuant to this
Section 4(a) unless the amount of the Registrable Securities


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requested to be included in such offering would result in initial aggregate proceeds (determined at the time of the initial filing of the registration statement relating thereto) in excess of (i) in the case of a Long-Form Registration statement, $25 million and (ii) in the case of a Short-Form Registration, $10 million (each of clause (i) and (ii) above, a "Threshold Amount"); provided further, that the Requesting Party may make a demand registration pursuant to this Section 4(a) if such demand registration is for the remaining Registrable Securities of such Requesting Party, even if such offering would result in initial aggregate proceeds (determined at the time of the initial filing of the registration statement relating thereto) of less than the applicable Threshold Amount. Each of the Welsh Majority and the Vestar Majority shall be entitled to request an unlimited number of Short-Form Registrations (to the extent the Company is permitted to use Short-Form Registrations) and the Welsh Majority shall be entitled to request up to two (2) Long-Form Registrations and the Vestar Majority shall be entitled to request one
(1) Long-Form Registration pursuant to this Section 4(a); provided that the Company's obligation with respect to any such Long-Form Registration shall be deemed satisfied only when a registration statement covering the Registrable Securities specified in the notice received from the Requesting Party for sale in accordance with the method of disposition specified by the Requesting Party shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, at least 75% such Registrable Securities of the Requesting Party specified in such notice shall have been sold pursuant thereto, unless the reason the registration statement fails to become effective, or the effectiveness is not maintained, is due to the fault of the Requesting Party; provided further that in the case that the registration statement fails to become effective, or the effectiveness is not maintained, due to the fault of the Requesting Party, and such Requesting Party agrees to pay all expenses incurred by it or the Company in connection with such withdrawn registration, such registration shall not count against the number of Long-Form Registrations to which the Requesting Party is entitled. Notwithstanding anything to the contrary contained herein, no request may be made under this
Section 4(a) (A) with respect to a Long-Form Registration, within 180 days after the effective date of a Long-Form Registration filed by the Company or (B) with respect to a Short-Form Registration, within 90 days after the effective date of a Short-Form Registration filed by the Company, provided that in either case a request may be made before the end of such 90 or 180 day period, as applicable, in connection with a firm commitment underwritten public offering in which the Investors shall have been entitled to join pursuant to this Section 4 or Section 5 hereof and in which there shall have been effectively registered not less than 75% of the Registrable Securities as to which registration shall have been so requested by the Investors.

                  (b) Participation by Other Investors in Demand Registrations; Procedure. Promptly following receipt of any notice under this Section 4 from any Requesting Party, the Company shall immediately notify the other holders of Registrable Securities and shall use its best efforts to register under the Securities Act for public sale in accordance with the method of disposition specified in such notice from requesting holders the number of Registrable Securities specified in such notice (and in any notices received from other holders within 20 days after notice from the Company), in each case subject to
Section 4(c) below. If such method of disposition shall be an underwritten public offering, the Board may designate the managing underwriter of such offering, such underwriter to be reasonably acceptable to the Majority Sellers.


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                  (c) Priority on Demand Registrations by the Requesting Party.
The Company shall not include in any demand registration pursuant to Section 4(a) above, any securities that are not Registrable Securities being sold for the account of the Investors without the written consent of the Majority Sellers. If the method of disposition of any such demand registration shall be an underwritten public offering and the managing underwriter advises the Company in writing that the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration: (A) first, the Registrable Securities requested to be included in such registration by the Investors, pro rata among the respective holders thereof on the basis of the number of Registrable Securities or other securities owned by each such holder, (B) second, all the securities which the Company proposes to sell for its own account and (C) third, the other securities requested to be included in such registration, pro rata among the holders of such securities, based on the number of such securities which they own. Except as provided in this Section 4(c), the Company will not file with the Commission any other registration statement with respect to its Registrable Securities (other than a registration statement on Form S-4 or S-8), whether for its own account or that of other security holders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.

                  (d) Shelf Registration.

                  (i) In addition to the right to participate in the registration of Registrable Securities as provided in Section 4(a) above, at any time after the expiration of the periods set forth in the lock-up agreements executed in connection with the Underwriting Agreement (or earlier waiver of, or release from such periods), the Requesting Party shall be entitled to request the Company to file a shelf registration statement pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement") covering all or any portion of the Registrable Securities held by all holders of Registrable Securities, provided, however, that the Registrable Securities requested to be registered in any Shelf Registration must represent at least 25% of the outstanding Registrable Securities held by all holders of Registrable Securities. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 7 hereof to the extent necessary to ensure that it is available for resales of the Registrable Securities by the holders thereof entitled to benefit from this Section 4(d), and to ensure that it conforms to the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a continuous period that is requested by the Requesting Party not to exceed two years following the date on which such Shelf Registration Statement becomes effective under the Securities Act or, if earlier, until all of the Registrable Securities covered thereby have been sold.

                  (ii) Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4(d) (A) with respect to a Long-Form Registration, within 180 days after the effective date of a Long-Form Registration filed by the Company or (B) with respect to a Short-Form Registration, within 90 days after the effective date of a Short-Form Registration filed by the Company, in either case covering a firm


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         commitment underwritten public offering in which the Investors shall have been entitled to join pursuant to this Section 4 or Section 5 hereof and in which there shall have been effectively registered not less than 75% of the Registrable Securities as to which registration shall have been so requested by the holders of Registrable Securities.

                  (e) Certain Restrictions.

                  (i) Notwithstanding anything in this Section 4 to the contrary, the only securities that the Company shall be required to register pursuant to this Section 4 shall be Registrable Securities.

                  (ii) If, upon receipt of a registration request pursuant to
         Section 4(a), the Company is advised in writing by a nationally recognized investment banking firm in the United States selected by the Company that, in such firm's opinion, a registration by the Company at the time and on the terms requested would adversely affect any public offering of securities of the Company (other than in connection with employee benefit and similar plans) (a "Company Offering") with respect to which the Company has commenced preparations for a registration prior to the receipt of a registration request pursuant to Section 4(a) and the Company furnishes the Investors with a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company to such effect (the "Transaction Delay Notice") promptly after such request, the Company shall not be required to effect a registration pursuant to Section 4(a) until the earliest of (i) 30 days after the completion of such Company Offering, (ii) promptly after the abandonment of such Company Offering or (iii) 120 days after the date of the Transaction Delay Notice; provided that in any event the Company shall not be required to effect any registration prior to the termination, waiver or reduction of any "blackout period" required by the underwriters to be applicable to the Investors in connection with any Company Offering; and provided further that in no event shall the Company delay such registration for more than 180 days.

                  (iii) If upon receipt of a registration request pursuant to
         Section 4(a) or while a registration request pursuant to Section 4(a) is pending, the Company determines in its good faith judgment after consultation with its securities counsel that the filing of a registration statement or any amendment thereto would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the Company provides the Investors written notice (the "Information Delay Notice" and, together with the Transaction Delay Notice, the "Delay Notice") thereof promptly after the Company makes such determination, which shall be made promptly after the receipt of any request, the Company shall not be required to comply with its obligations under Section 4(a) until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) 60 days after the Investors' receipt of such notice.

                  (iv) Notwithstanding the foregoing provisions of this Section 4(e), the Company shall be entitled to serve only one Delay Notice (A) within any period of 180 consecutive days or (B) with respect to any two consecutive registrations requested pursuant to Section 4(a).


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                  (v) The Welsh Majority and the Vestar Majority participating in a registration pursuant to Section 4(a) above and the Company shall consult with one another at the beginning of, and throughout, the registration process to coordinate the timing of the proposed offering, among other things, with respect to the existence of any material business combination discussions that may be ongoing.

                  5. Incidental Registration. If the Company at any time proposes to register any of its equity securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (other than (i) a demand registration pursuant to Sections 4(a) hereof or (ii) with respect to registration statements on Form S-4 or S-8 or another form not available for registering Registrable Securities for sale to the public), each such time, it will give written notice to all holders of Registrable Securities of its intention so to do. Upon the written request of any such holder given within 20 days after any such notice, to register any of such holder's Registrable Securities (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registrable Securities so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering, any request by a holder pursuant to this Section 5 to register Registrable Securities shall specify that either (i) such Registrable Securities are to be included in the underwriting on the same terms and conditions as the securities of the Company otherwise being sold through underwriters under such registration or (ii) such Registrable Securities are to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common equity in reasonably similar circumstances. If the method of disposition of any such registration shall be an underwritten public offering and the managing underwriter advises the Company in writing that the number of securities requested to be included in such offering exceeds the number of securities which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration: (A) first, all the securities which the Company proposes to sell for its own account, (B) second, the Registrable Securities (pro rata among the holders of Registrable Securities requesting that their Registrable Securities be included pursuant to this Section 5, based upon the number of Registrable Securities which they own) and (C) third, the other securities requested to be included in such registration, pro rata among the holders of such securities, based on the number of such securities which they own.

                  6. Holdback Agreements.

                  (a) Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of Registrable Securities during the seven days prior to the 90-day period beginning on the effective date of any underwritten registration of securities of the Company pursuant to the Securities Act (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                  (b) The Company shall not effect any public sale or distribution of its securities during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten registration contemplated in Sections 4 and 5 above (except as part of such


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underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

                  7. Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

                  (a) use its best efforts to prepare and file with the Commission within 30 days (or, for a Short-Form Registration, 15 days), after receipt of a request for registration with respect to such Registrable Securities, a registration statement or prospectus on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective as promptly as practicable, subject to the Majority Sellers' right to defer the Company's request for the acceleration of effectiveness of any such registration statement as may be necessary to accommodate the anticipated timetable for such offering; provided that before filing with the Commission a registration statement or any amendments or supplements thereto, the Company will (i) furnish to the selling Investors copies of the form of prospectus (including the preliminary prospectus) proposed to be filed and furnish to counsel for the selling Investors copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and shall not be filed without the approval of such counsel (which approval shall not be unreasonably withheld) and (ii) notify the selling Investors of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (b) subject to Section 4(d) in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus (including each preliminary prospectus) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) promptly furnish to each Investor and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), in conformity with the requirements of the Securities Act, copies of any correspondence with the Commission relating to the registration statement and such other documents as any Investor or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Investor;

                  (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Investor or each underwriter, if any, reasonably requests and do any and all other acts and things which may be


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reasonably necessary or advisable to enable such Investor and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Entities as may be necessary to enable the selling Investors to consummate the disposition of such Registrable Securities;

                  (f) immediately notify the selling Investors at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company will promptly prepare and furnish to the selling Investors a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (g) use its reasonable best efforts to prevent the issuance of and obtain the withdrawal of any stop order suspending the effectiveness of a registration statement relating to the Registrable Securities at the earliest practicable moment;

                  (h) if requested by the managing underwriter or underwriters or any Investor, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and each applicable selling Investor agree and reasonably request should be included therein relating to the plan of distribution with respect to such Registrable Securities, including information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  (i) cooperate with the Investors and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least three business days prior to any sale of the Registrable Securities to the underwriters;

                  (j) use its best efforts to cause all such Registrable Securities to be listed on each such securities exchange or quotation system on which the same securities issued by the Company are then listed, if any, and enter into such customary agreements including a listing


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
application and indemnification agreement in customary form if the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

                  (k) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Majority Sellers or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, customary indemnification and customary participation in "road show" presentations to potential investors;

                  (l) make available for inspection by the Investors, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any Investor or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement;

                  (m) use its best efforts to obtain (i) an opinion of outside counsel to the Company and (ii) a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by opinions and "cold comfort" letters (provided, that the term "customarily" as applied to any Registrable Securities shall be deemed to include, without limitation, letters and opinions delivered to the Company in connection with the initial public offering of Common Stock) as the selling Investors or the underwriter reasonably requests;

                  (n) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, within the required time periods, an earning statement covering the required periods, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

                  (o) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of the registration statement, including each preliminary prospectus), provide copies of such document to counsel to the selling Investors and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for the selling Investors may reasonably request;

                  (p) promptly notify the selling Investors, counsel for the selling Investors, and the managing underwriter or agent and provide them with copies of such relevant documents, (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes; and

                  (q) cooperate with the selling Investors and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with any securities exchange and/or the NASD. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Investor that such Investor shall furnish to the Company such information regarding the securities held by such Investor and the intended method of disposition thereof as the Company shall reasonably request in connection with such registration. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (f) of
Section 7 hereof, such Investor will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Investor receives the copies of the prospectus supplement or amendment contemplated by clause (f) of Section 7 hereof, and, if so directed by the Company, such Investor will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in clause (b) of Section 7 hereof shall be extended by the greater of (i) three months or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to clause (f) of Section 7 hereof to and including the date when such Investor shall have received the copies of the prospectus supplement or amendment contemplated by clause (f) of Section 7 hereof.

                  8. Expenses. All expenses incurred by the Company in complying with Sections 4 and 5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of its counsel and of independent public accountants for the Company, reasonable fees and disbursements of one counsel chosen to represent all selling holders of Registrable Securities, fees of the NASD, transfer taxes, and fees of transfer agents and registrars, but excluding any Selling Expenses, are herein called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are herein called "Selling Expenses."

                  The Company will pay all Registration Expenses in connection with each registration statement filed pursuant hereto. All Selling Expenses in connection with any registration statement filed pursuant to Section 4 or
Section 5 hereof shall be borne by the participating sellers and by such persons other than the Company (except to the extent the Company shall be a seller) in proportion to the number of securities sold by each.

                  9. Board of Directors

                  Subject to the requirements of applicable law and the rules and regulations of any applicable securities exchange, system or market on which the securities of the Company may from time to time be traded, listed or included for trading that would preclude any such person serving in any capacity described below, each of the Welsh Investors and the Vestar Investors hereby agree to vote all of such Investor's Common Stock and any other voting securities of the Company over which such Investor has voting control, to the extent any such securities can be voted for any such purpose, and the Company shall take all necessary and desirable actions within its control to support the nomination of such designees (including, without limitation, naming and supporting the election of such designees on the Company's proxy statements), such that:

                  (a) three (3) of the Company's directors shall be designated by the Welsh Majority (the "Welsh Designees"), and each of the Vestar Investors shall vote in favor of the Welsh Designees; provided, however, that the number of Welsh Designees shall be reduced (x) by one (1) to the extent that the Welsh Investors own at least twenty-two percent (22%) but less than forty-four percent (44%) of their Original Holdings, (y) by two (2) to the extent that the Welsh Investors own less than twenty-two percent (22%) of their Original Holdings and
(z) by three (3) to the extent that the Welsh Investors no longer own any Common Stock;

                  (b) two (2) of the Company's directors shall be designated by the Vestar Majority (the "Vestar Designees"), and each of the Welsh Investors shall vote in favor of the Vestar Designees; provided, however, that the number of Vestar Designees shall be reduced (y) by one (1) to the extent that the Vestar Investors own less than fifty percent (50%) of their Original Holdings and (z) by two (2) to the extent that the Vestar Investors no longer own any Common Stock;

                  (c) any committees of the Board shall consist of at least one Welsh Designee (for so long as the Welsh Investors own any Common Stock) and one Vestar Designee (for so long as the Vestar Investors own any Common Stock);

                  (d) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board or any committee thereof during such representative's term of office, the resulting vacancy on the Board or committee shall be filled by a representative (other than a representative who previously served on such Board and was removed by the Board for cause) designated by the Investors that have the right to designate the director who ceases to serve; and

                  (e) the voting provisions of this Section 9 shall apply to persons designated by the applicable Investor group, regardless of how the person who is designated is ultimately nominated for or otherwise submitted to the stockholders of the Company for election to the Board.

                  10. Indemnification

                  (a) Indemnification by the Company. In the event of any registration of any Registrable Securities of the Investors under the Securities Act pursuant to Section 4 or Section 5 hereof, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each selling Investor, their directors and officers, employees, stockholders, general partners, limited partners, members, advisory directors and managing directors (and directors, officers, stockholders, general partners, limited partners, members, advisory directors, managing directors and controlling persons thereof), each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls, is controlled by or is under common control with such Investor within the meaning of the Securities Act and (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and reasonable expenses (including, without limitation, reasonable attorney's fees) to which such Indemnified Party may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, any prospectus (including each preliminary prospectus) contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus (including each preliminary prospectus), in light of the circumstances under which they are made), and the Company will reimburse each such Indemnified Party for any legal or any other expenses reasonably incurred by them as such expenses are incurred in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such prospectus (including each preliminary prospectus) in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Indemnified Party specifically stating that it is for use in the preparation thereof; provided, further, that the Company shall not be required to indemnify any such Indemnified Party if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the final prospectus or any amendment or supplement thereto and the final prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by such Indemnified Party resulted from any action, claim or suit by any person who purchased Registrable Securities which are the subject thereof from such Indemnified Party and it is established in the related proceeding that such Indemnified Party failed to deliver or provide a copy of the final prospectus (as amended or supplemented) to such person with or prior to the confirmation of the sale of such Registrable Securities sold to such person if required by applicable law, unless such failure to deliver or provide a copy of the final prospectus (as amended or supplemented) was a result of noncompliance by the Company with this Agreement or as a result of the failure of the Company to provide such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of each Indemnified Party and shall survive the transfer of such securities by any Investor.

                  (b) Indemnification by the Investors and Underwriters. The Company may require, as a condition to including Registrable Securities in any registration statement filed in accordance with Section 4 or Section 5 hereof, that the Company will have received an undertaking reasonably satisfactory to it from any selling Investor or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 10(a)) the Company and its directors, officers, employees, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons (individually, a "Company Indemnified Party" and collectively, the "Company Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the consent of the applicable Investor and underwriter) to which the Company Indemnified Parties may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, any prospectus (including each preliminary prospectus) contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus (including each preliminary prospectus), in light of the circumstances under which they are made), and the applicable Investor and underwriter will reimburse the Company Indemnified Parties for any legal or any other expenses reasonably incurred by them as such expenses are incurred in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that any Investor and any underwriter shall only be liable in any such case if any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such prospectus (including each preliminary prospectus) in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Investor or any such underwriter specifically stating that it is for use in the preparation thereof; provided, further, that such Investor or underwriter shall not be required to indemnify the Company if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the final prospectus or any amendment or supplement thereto and the final prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and is covered by such Investor's or underwriter's obligation under this Section 10(b) and any such loss, liability, claim, damage or expense suffered or incurred by the Company resulted from any action, claim or suit by any person who purchased Registrable Securities or other securities of the Company which are the subject thereof from the Investor or the Company or another holder and it is established in the related proceeding that a copy of the final prospectus (as amended or supplemented) was delivered or provided to such person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable law. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnified Party. No Investor shall be liable under any indemnity provided pursuant to this Section 10 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such Investor.

                  (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 10, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 10(a) and 10(b), except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. If any such claim or action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof or a court of competent jurisdiction determines that the indemnifying party is not vigorously defending such action or proceeding. An indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement of any pending or threatened proceeding which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to all indemnified parties of a release from all liability in respect to such claim or litigation, (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on such indemnified party or (iii) otherwise adversely affects such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder. Notwithstanding anything to the contrary contained herein, an indemnifying party will not be obligated to pay the fees and expenses of more than one counsel (together with local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels (together with the fees of local counsel).

                  (d) Contribution. If the indemnification provided for in this
Section 10 is unavailable to an indemnified party under Section 10(a) or 10(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, and the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 10(a) or 10(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10(d), no Investor shall be required to contribute any amount in excess of the net amount by which the total net price at which the Registrable Securities sold by such Investor to any purchaser exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act ) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) Other Indemnification. Indemnification and contribution similar to that specified in Section 10(a) and 10(b) (with appropriate modifications) shall be given by the Company and each Investor with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any Governmental Entity other than as required by the Securities Act.

                  (f) Non-Exclusivity. The obligations of the parties under this
Section 10 shall be in addition to any indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by any such party.

                  (g) Indemnification Payments. The indemnification and contribution required by Sections 10(a), 10(b) and 10(d) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  11. Changes in Registrable Securities. Notwithstanding anything in this Agreement to the contrary, if, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization (including any three-party transaction in which the holders of Registrable Securities receive securities of the parent or affiliate of a merging or acquiring entity), or by any other means, appropriate adjustment shall be made in the provisions hereof, including the addition as a party hereto of any successor to the Company or issuer of the Registrable Securities so changed as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed.

                  12. Availability of Rule 144. So long as there are Registrable Securities outstanding, the Company will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations adopted by the Commission thereunder, to the extent required from time to time to enable any holder of Registrable Securities to sell such Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act or any similar rule or regulation allowing such holders to sell without registration under the Securities Act, as such rule or laws may be amended from time to time; provided, however, that so long as there are Registrable Securities outstanding, the Company shall continue to file such reports as may be required to satisfy the requirements of Rule 144(c) even if not required to do so pursuant to the Securities Exchange Act of 1934.

                  13. Miscellaneous.

                  (a) Remedies. The Company and each Investor acknowledge and agree that in the event of any breach of this Agreement by any of them, the Investors and the Company would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

                  (b) Entire Agreement. This Agreement constitutes the entire agreements and understandings of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  (c) Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other delivery service, to the Company or such other party hereto at the addresses set forth in Schedule I hereto and to any other recipient and to any subsequent holder of Registrable Securities subject to this Agreement at such address as indicated by the Company's records or to such other address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be maintained on file with the Secretary of the Company. Any notice, request, instruction or document shall be deemed to have been received on the date of delivery thereof.

                  (d) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  (e) Jurisdiction. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this agreement and, by execution and delivery of this Agreement, each of the parties to this Agreement submits to the exclusive jurisdiction of those courts, including but not limited to the in personam and subject matter jurisdiction of those courts, waives any objections to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with Section 10(c)) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

                  (f) MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

                  (g) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                  (h) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement or any rights granted by the Company to any person regarding other securities of the Company.

                  (i) Successors; Assigns; Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Investors shall also be for the benefit of and enforceable by any transferee or subsequent holder of Registrable Securities, subject to the provisions contained herein; provided that the Company is given written notice at the time or within 90 days of said transfer, stating the name and address of the Transferee and identifying the securities with respect to which such registration rights are being transferred; and provided, further, that the Transferee or assignee of such rights assumes in writing the obligations of such Investor under this Agreement (in which case such Investor shall be released from such obligations).

                  (j) Information to be Furnished by the Investors. Each Investor shall furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the registration and related proceedings referred to herein.

                  (k) Amendments, Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company, the Welsh Majority and the Vestar Majority and, to the extent it would alter or modify its rights to participate in any registration of Registrable Securities hereunder, the CVC Majority; provided, however, that any amendment, modification, supplement or waiver of or to this Agreement that treats any Investor differently than any other Investor shall require, in addition to the consent specified above, the consent of Investors holding a majority of the Registrable Securities of each group of similarly treated Investors.

                  (l) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

                  (m) Limited Liability. Notwithstanding any other provision of this Agreement, neither the stockholders, members, general partners, limited partners, advisory directors or managing directors, or any directors or officers of any stockholders, members, general partners, limited partners, advisory directors or managing directors, nor any future stockholders, members, general partners, limited partners, advisory directors or managing directors, if any, of any Investor shall have any personal liability for performance of any obligation of such Investor under this Agreement.

                  (n) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would (i) adversely affect the ability of any Investor to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability of such Registrable Securities in any such registration.

                  (o) Other Registration Rights.

                  (i) The Company covenants that it will not grant any right of registration under the Securities Act relating to its shares of Common Stock or other securities to any person unless the Investors shall be entitled to have included in any registration effected (i) pursuant to
         Section 4 hereof, all Registrable Securities requested by it to be so included prior to the inclusion of any securities requested to be registered by the persons entitled to any such other registration rights pursuant to any provision providing incidental registration rights comparable to those contained in Section 5 hereof and (ii) pursuant to Section 5 hereof, in the order of priority specified in such Section 5.

                  (ii) If the Company at any time grants to any other holders of shares of Common Stock or other securities of the Company any rights to request the Company to effect the registration (whether requested or incidental) under the Securities Act of any such securities on any terms more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall, at the request of the Investors holding a majority of the Registrable Securities, be deemed amended or supplemented to the extent necessary to provide the Investors such more favorable rights and benefits.

                  (iii) The Company covenants that it will not enter into, or cause or permit any of its subsidiaries to enter into, any agreement which conflicts with or limits or prohibits the exercise of the rights granted to the Investors in this Agreement.

                  (p) Headings. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        VALOR COMMUNICATIONS GROUP, INC.


                                        By: ____________________________________
                                            Name:
                                            Title:



                                        WCA Management Corporation
                                        Welsh Carson Anderson & Stowe IX, L.P.
                                        WCAS IX Associates LLC
                                        WCAS Capital Partners III, LP
                                        Welsh Carson Anderson & Stowe VIII, L.P.
                                        WCAS VIII Associates LLC
                                        Patrick J. Welsh
                                        Russell L. Carson
                                        Bruce K. Anderson
                                        Andrew M. Paul
                                        Pondfield Holdings, L.P.
                                        Thomas E. McInerney
                                        Robert A. Municucci
                                        Anthony J. deNicola
                                        Paul B. Queally
                                        Lawrence B. Sorrel
                                        D. Scott Mackesy
                                        John Clark
                                        Sean M. Traynor
                                        John Almeida, Jr.
                                        Sanjay Swani
                                        Eric Lee
                                        Jonathan M. Rather
                                        Lauren Melkus
                                        c/o WELSH, CARSON, ANDERSON & STOWE


                                           By: ________________________________
                                               Name:   [                     ]
                                               Title:  [                     ]

                                           VESTAR CAPITAL PARTNERS III, L.P.
                                           By: Vestar Associates III, L.P.
                                           Its: General Partner
                                           By: Vestar Associates Corporation III
                                           Its: General Partner


                                           By: _________________________________
                                               Name:  [                      ]
                                               Title: [                      ]


                                           VESTAR CAPITAL PARTNERS IV, L.P.
                                           By: Vestar Associates IV, L.P.
                                           Its: General Partner
                                           By: Vestar Associates Corporation IV
                                           Its: General Partner


                                           By: _________________________________
                                               Name:  [                      ]
                                               Title: [                      ]


                                           VESTAR/VALOR, LLC
                                           By: Vestar Associates IV, L.P.
                                           Its: Managing Member
                                           By: Vestar Associates Corporation IV
                                           Its: General Partner


                                           By: _________________________________
                                               Name:  [                      ]
                                               Title: [                      ]

                                        Citicorp Venture Capital Ltd.
                                        CCT Partners VI, L.P.
                                        Citicorp Mezzanine III L.P.
                                        CCT Partners VI, L.P.
                                        Richard M. Cashin, Jr.
                                        Natasha Foundation
                                        David Y. Howe
                                        Richard E. Mayberry
                                        David F. Thomas
                                        John D. Weber
                                        c/o CITICORP VENTURE CAPITAL LTD.


                                           By: _________________________________
                                               Name:  [                      ]
                                               Title: [                      ]


                                        GUAYACAN PRIVATE EQUITY FUND, L.P.
                                        By:  [   ]
                                        Its:  General Partner


                                        By: _________________________________
                                            Name:  [                     ]
                                            Title: [                     ]

                                        ADDITIONAL HOLDERS


                                        THE BINGAMAN FAMILY GST TRUST U/A
                                        DATED JUNE 30, 2000


                                        By: ____________________________________
                                            Robert L. Foose II, As Trustee
                                            (Not in his individual capacity)


                                        THE BINGAMAN TRUST U/A DATED JUNE 30,
                                        2000


                                        By: ____________________________________
                                            Robert L. Foose II, As Trustee
                                            (Not in his individual capacity)


                                        THE BINGAMAN II TRUST U/A DATED JUNE
                                        30, 2000


                                        By: ____________________________________
                                            Robert L. Foose II, As Trustee
                                            (Not in his individual capacity)


                                        THE BINGAMAN III TRUST U/A DATED
                                        SEPTEMBER 30, 2000


                                        By: ____________________________________
                                            Robert L. Foose II, As Trustee
                                            (Not in his individual capacity)

                                        THE UNRUH FAMILY TRUST U/A DATED
                                        JUNE 30, 2000


                                        By: ____________________________________
                                            Chris Finnegan, As Trustee
                                            (Not in her individual capacity)


                                        By: ____________________________________
                                            Rocky Unruh, As Trustee
                                            (Not in his individual capacity)


                                        ________________________________________
                                        ANNE K. BINGAMAN

                                        ________________________________________
                                        BOBAN MATHEW

                                        ________________________________________
                                        MICHAEL A. PAGE


                                        REVOCABLE TRUST OF MARK ZITZ


                                        By: ____________________________________
                                            Name:  [                           ]
                                            Title:  [                          ]

                                   SCHEDULE I

                  (i) To the Company:

                  To the Company:

                           Valor Communications Group, Inc.
                           201 E. John Carpenter Freeway, Suite 200
                           Irving, Texas  75062
                           Attention:  William M. Ojile, Jr.
                           Facsimile:  (972) 373-1000
                  With a copy to (which copy shall not constitute notice to the Company):

                           Kirkland & Ellis LLP
                           Citigroup Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention:  Michael Movsovich
                           Facsimile:  (212) 446-4900

                  (ii)     To:

                           WCA Management Corporation
                           Welsh Carson Anderson & Stowe IX, L.P.
                           WCAS IX Associates LLC
                           WCAS Capital Partners III, LP
                           Welsh Carson Anderson & Stowe VIII, L.P.
                           WCAS VIII Associates LLC
                           Patrick J. Welsh
                           Russell L. Carson
                           Bruce K. Anderson
                           Andrew M. Paul
                           Pondfield Holdings, L.P.
                           Thomas E. McInerney
                           Robert A. Municucci
                           Anthony J. deNicola
                           Paul B. Queally
                           Lawrence B. Sorrel
                           D. Scott Mackesy
                           John Clark
                           Sean M. Traynor
                           John Almeida, Jr.
                           Sanjay Swani
                           Eric Lee
                           Jonathan M. Rather
                           Lauren Melkus
                           c/o Welsh, Carson, Anderson & Stowe
                           320 Park Avenue, Suite 2500
                           New York, NY  10022-6815
                           Attention:  Jonathan M. Rather
                           Facsimile:  (212) 843-9570

                           To:

                           Vestar Capital Partners III, L.P.
                           Vestar Capital Partners IV, L.P.
                           Vestar/Valor, LLC

                           c/o Vestar Capital Partners
                           245 Park Avenue
                           41st Floor
                           New York, NY  10167
                           Attention:  Todd Khouny and
                                       General Counsel
                           Facsimile:  (212) 808-4922

                           To:

                           Citicorp Venture Capital Ltd.
                           CCT Partners VI, L.P.
                           Citicorp Mezzanine III L.P.
                           Richard M. Cashin, Jr.
                           Natasha Foundation
                           David Y. Howe
                           Richard E. Mayberry
                           David F. Thomas
                           John D. Weber


                           c/o Citicorp Venture Capital Ltd.
                           399 Park Avenue
                           14th Floor
                           New York, NY  10043
                           Attention:  [                       ]
                           Facsimile:  [                       ]

                           To:

                           Guayacan Private Equity Fund, L.P.
                           [         ]
                           [         ]
                           [         ]
                           Attention:  [                       ]

                           Facsimile:  [                       ]

                           To:

                           Anne K. Bingaman
                           Valor Telecom
                           1200 19th Street NW
                           Washington, DC  20036

                           To:

                           The Bingaman Family GST Trust U/A dated June 30, 2000 The Bingaman Trust U/A dated June 30, 2000 The Bingaman II Trust U/A dated June 30, 2000 The Bingaman III Trust U/A dated September 30, 2000
                           [                          ]

                           To:

                           The Unruh Family Trust U/A dated June 30, 2000
                           [                          ]

                           To:

                           Boban Mathew Valor
                           Telecom - Tower 1
                           201 East John
                           Carpenter Freeway
                           Irving, TX 75062

                           To:

                           Michael A. Page
                           Valor Telecom - Tower 1
                           201 East John Carpenter Freeway
                           Irving, TX  75062

                           To:

                           Revocable Trust of Mark Zitz
                           [                 ]

                  In each case, with a copy to (which copy shall not constitute notice to any Investor):

                           Kirkland & Ellis LLP
                           Citigroup Center
                           153 East 53rd Street
                           New York, NY  10022

                           Attention:  Michael Movsovich
                           Facsimile:  (212) 446-4900